Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”) is entered into as of May 14, 2013 by and between Hanlong (USA) Mining Investment, Inc., a Delaware corporation (“Lender”), and General Moly, Inc., a Delaware corporation (“Borrower”).  Each of Lender and Borrower shall be referred to as a “Party” and collectively as the “Parties.”

RECITALS

Whereas, Lender and Borrower are parties to that certain Subordinated Loan Agreement dated as of October 26, 2012 (the “Loan Agreement”);

Whereas, as of the date hereof, no money has been lent pursuant to the Loan Agreement;

Whereas, in connection with the execution of the Loan Agreement, Borrower issued to Lender that certain Common Stock Purchase Warrant, dated as of October 26, 2012 (the “Warrant”);

Whereas, as of the date hereof, the Warrant has not been exercised;

Whereas, pursuant to the terms of the Loan Agreement, including without limitation Section 9.3(c) of the Loan Agreement, Borrower and Lender have mutually agreed and consented to terminate the Loan Agreement as of the date hereof (the “Termination Date”); and

Whereas, in connection with the termination of the Loan Agreement, Borrower and Lender have additionally agreed to terminate the Warrant as of the Termination Date.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties covenant and agree as follows:

AGREEMENT

1.              Affirmation.  Lender hereby acknowledges and affirms that, since the Signing Date (as defined in the Loan Agreement), no monies have been borrowed by Borrower under the Loan Agreement.

2.              Termination.

a.              Loan Agreement.  Lender and Borrower hereby terminate the Loan Agreement and acknowledge and agree that the Loan Agreement is deemed to have no further force or effect.

b.              Warrant.  Lender and Borrower hereby terminate the Warrant and acknowledge and agree that the Warrant is deemed to have no further force or effect.

c.               Security Interests.  Lender and Borrower hereby terminate (i) any security interest in any asset of Borrower granted under the Loan Agreement, and (ii) any related documents contemplated in connection with the creation of any such security interest granted under the Loan Agreement, including, but not limited to, any security agreement, mortgage, and/or Uniform Commercial Code security filing that may currently exists.  In addition, Lender and Borrower and acknowledge and agree that any such security interest and/or related document is deemed to have no further force or effect, with all parties thereto being hereby released from any and all liability and obligation thereunder.

d.              Arrangement Fee.  Borrower shall have no obligation to pay to Lender the arrangement fee contemplated by Section 2.5 of the Loan Agreement (the “Arrangement Fee”).

3.              Releases.  Borrower does hereby forever release and discharge Lender from all duties, obligations and Claims arising from or relating to the Loan Agreement and any other documents or agreements entered into expressly in connection with the Loan Agreement or the loan transactions contemplated with respect thereto . Lender does hereby forever release and discharge Borrower from all duties, obligations and Claims arising from or relating to the Loan Agreement and the Warrant and any other documents, instruments or agreements entered into expressly in connection with the Loan Agreement or the loan transactions contemplated with respect thereto, including without limitation, the Arrangement Fee.  For purposes of this Agreement, the term “Claims” means any and all possible claims, demands, causes of action, fees, costs, expenses and liabilities whatsoever, contingent or fixed, known or unknown, at law or in equity, originating in whole or in part, on or before the date of this Agreement, which such Party, or any of its officers, directors, partners, limited partners, members, shareholders, agents or employees, may now or hereafter have against the other Party and irrespective of whether such Claims arise out of contract, tort, violation of laws or regulation, or otherwise

4.                                      Further Assurances.  Lender further agrees to furnish to Borrower, at Lender’s expense, any additional releases and/or termination statements and such other and further documents, instruments and agreements as may be reasonably requested by Borrower, in order to effect the transactions contemplated by this Agreement and to effect the release of any collateral of Borrower subject to a security interest of Lender and/or effect and evidence more fully the matters covered hereby.  Lender hereby irrevocably and unconditionally authorizes Borrower (or its designee) to file at any time and from time to time all Uniform Commercial Code in lieu financing statements, releases and/or terminations as Borrower deems necessary or desirable in order to release the any collateral of Borrower subject to a security interest of Lender and/or effectuate the purposes and intents of Section 1 hereof, including, without limitation, UCC Financing Statement Amendments that terminate all existing financing statements filed by or on behalf of Lender (or its predecessors) as secured party and Borrower as debtor.

5.                                      Delivery of Warrant.  Lender agrees to deliver to Borrower for cancellation, upon the effectiveness hereof, (a) the original Warrant; or (b) in the event that Lender cannot locate the original Warrant, an executed affidavit certifying the loss of the Warrant and agreeing to indemnify and hold harmless Borrower and all assignees of the Warrant against any losses or liability which Borrower may incur as a result of Lender’s inability to deliver the original Warrant to Borrower.

6.                                      Authority.  Each Party hereby represents and warrants to the other Party as follows:  Such Party has the requisite power and authority to deliver this Agreement, perform it’s respective obligations herein, and consummate the transactions contemplated hereby.  Such Party has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform such Party’s respective obligations herein and to consummate the transactions contemplated hereby.  This Agreement is a valid, legal, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

7.                                      Entire Agreement.  This Agreement, including exhibits or other documents referred to herein or that specifically indicate that they were delivered in connection with this Agreement, embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

8.                                      Governing Law; Language.  This Agreement and the rights and obligations of the Parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, including Section 5-1401 of the New York General Obligation Law, applicable to agreements made and to be performed entirely within the State of New York, without giving effect to the conflict of law principles thereof that would cause the application of the laws of any jurisdiction other than the State of New York.  This Agreement has been negotiated and executed by the Parties in English.  In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall govern.

9.                                      Severability.  In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect.  In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

10.                               Fees and Expenses.  Each of the Parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, or others engaged by such Party) in connection with this Agreement and the transactions contemplated hereby.

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed by their duly authorized officers effective as of the day and year first above written.

BORROWER:

GENERAL MOLY, INC.

By:	/s/ Bruce D. Hansen

Name:	Bruce D. Hansen

Title:	Chief Executive Officer

LENDER:

HANLONG (USA) MINING INVESTMENT, INC.

By:	/s/ Nelson Feng Chen

Name:	Nelson Feng Chen

Title:	Managing Director